Exhibit 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of First Corporation., a Colorado corporation (the "Company"), on Form 10-Q for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission (the "Report"), Sheryl Cousineau,  Chief Executive Officer and Financial Officer, of the Company does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2003 (18 U.S.C. 1350), that to their knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

    /s/ __ Sheryl Cousineau,______________________

        Sheryl Cousineau,

Chief Executive and Financial Officer and Principal Accounting Officer

August _20, 2010